Exhibit 23.1

               Consent of Independent Certified Public Accountants

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               Consent of Independent Certified Public Accountants



Avitar, Inc.
Canton, MA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements filed on Forms S-3 and S-8 of our report dated November 20, 2001, relating to the consolidated financial statements of Avitar, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2001. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue in business.


BDO Seidman, LLP

/s/ BDO Seidman

Boston, MA
December 28, 2001

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